MUNICIPAL MORTGAGE AND EQUITY, L.L.C.

2004 SHARE INCENTIVE PLAN

Form of Deferred Share Agreement

     Agreement dated as of ________________ by and between MUNICIPAL MORTGAGE AND EQUITY, L.L.C., a Delaware limited liability company (the “Company”), and _______________ (the “Grantee”).

     1.     Grant of Deferred Shares. The Company hereby confirms the grant, under and pursuant to the Company’s 2004 Share Incentive Plan, as amended (the “Plan”), to the Grantee, effective on the date set forth above (the “Date of Grant”), of the deferred shares of the Company’s Common Shares (the “Shares”) described herein.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company hereby agrees to grant to the Grantee ________________ deferred Shares (the “Deferred Shares”), and the Grantee hereby agrees to accept such Deferred Shares, subject to the terms and conditions of the Plan and the terms and conditions hereinafter set forth.

     2.     Incorporation of Plan by Reference. The Deferred Shares granted hereby have been granted to the Grantee under the Plan, a copy of which is attached hereto as Attachment A. The Grantee hereby acknowledges receipt of the attached copy of the Plan and agrees to be bound by all the terms and provisions thereof (as presently in effect or hereafter amended). All of the terms, conditions, and other provisions of the Plan are hereby incorporated by reference into this Deferred Share Agreement (this “Agreement”). Capitalized terms used in this Agreement but not defined herein shall have the same meanings as in the Plan. If there is any conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan shall govern.

     3.     Vesting of Deferred Shares.

(a)	Subject to forfeiture as provided herein or in the Plan, the rights of the Grantee with respect to the Deferred Shares will become vested and nonforfeitable cumulatively as follows:

to the extent of ____________ of such Deferred Shares vest on ____________ (the “Vesting Date”), ___________ on ________ and _________ on _________ for so long as the Grantee remains in the continuous employ of the Company or a subsidiary.

(b)	Accelerations of Vesting On a Discretionary Basis and Upon a Change in Control.

(i)	The provisions of Section 3(a) hereof notwithstanding, the Committee may, in its sole discretion, at any time, upon written notice to the Grantee, accelerate the vesting of all or a specified portion of the Deferred Shares, as provided in Section 3(b) of the Plan; and

(ii)	In the event of a Change in Control of the Company at a time that the Grantee is employed by the Company or any of its subsidiaries, all Deferred Shares granted hereby shall become immediately and fully vested and nonforfeitable upon the occurrence of such Change in Control, as provided in Section 8(a)(ii) of the Plan.

     4.     Forfeiture of Deferred Shares. Except in accordance with Section 3(b), all Deferred Shares which have not vested and become nonforfeitable shall be forfeited on the date that the Grantee ceases to be in the employ of the Company or any of its subsidiaries.

     5.     Delivery of Deferred Shares. Upon the vesting of the Deferred Shares in accordance with Section 3 hereof, the Company will, subject to Section 10 hereof, deliver a certificate or certificates representing the Shares, with any appropriate legend(s) affixed thereto, to the Grantee or such other person as may be entitled thereto within an administratively reasonable time, at the principal office of the Company or such other place as may be mutually agreed upon by the Company and the Grantee or such other person. The Company agrees to pay all original issue or stock transfer taxes, if any, on the vesting of the Deferred Shares and all other fees and expenses necessarily incurred by the Company in connection therewith (for this purpose expenses of the Grantee, including withholding and other tax obligations, shall not be deemed Company expenses).

     6.     Rights to Receive Distributions; Voting Rights.

(a)	A Grantee shall receive distributions only with respect to the portion of the Deferred Shares that have vested and become nonforfeitable in accordance with this Agreement.

(b)	A Grantee shall have the right to vote only with respect to the portion of the Deferred Shares that have vested and become nonforfeitable in accordance with this Agreement.

     7.     Compliance with Law. The Company will make reasonable efforts to comply with all applicable securities laws; provided, however, that notwithstanding any other provision of this agreement, the Deferred Shares will not be transferred to the Grantee if such transfer would result in a violation of any such law.

     8.     Right to Terminate Employment and Adjust Compensation. No provision of this Agreement will limit in any way whatsoever any right that the Company may otherwise have to terminate the employment or adjust the compensation of the Grantee at any time.

     9.     Relation to Other Benefits. Any economic or other benefit to the Grantee under this Agreement will not be taken into account in determining any benefits to which the Grantee may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Company and will not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering persons in the employ of the Company.

     10.     Tax Withholding. If the Company is required to withhold any tax in connection with any transfer or vesting of the Deferred Shares or any election by the Grantee with respect to such Deferred Shares, the Grantee must pay the tax or make provisions that are satisfactory to the Company for the payment thereof. The Company may defer any transfer of a sufficient number of Deferred Shares to satisfy the Grantee’s federal, state, and local tax obligations relating to the vesting of the Deferred Shares (and the Company’s withholding obligations), to the extent, if any, permitted under rules and regulations adopted by the Committee and in effect at the time of the vesting of the Deferred Shares. In such case, the Deferred Shares withheld will be valued at such Shares’ Fair Market Value.

     11.     Nontransferability Beneficiaries. No right or interest of the Grantee in the Deferred Shares prior to their vesting pursuant to Section 3 shall be pledged, encumbered, or hypothecated to or in favor of any third party or shall be subject to any lien, obligation, or liability of the Grantee to any third party. The unvested Deferred Shares shall not be transferable to any third party by the Grantee.

     12.     Investment Representation; Legends. Unless, at the time of the issuance and delivery of Deferred Shares hereunder to the Grantee, the offering of the Deferred Shares is registered under a then-effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), and the offering complies with all applicable registration requirements under state securities laws, the Grantee shall provide to the Company, as a condition to the delivery of any certificates representing Deferred Shares, appropriate evidence, satisfactory in form and substance to the Company, that the Grantee is acquiring the Deferred Shares for investment and not with a view to the distribution of the shares or any interest in the Deferred Shares, and a representation to the effect that the Grantee shall make no sale or other disposition of the Deferred Shares unless (i) the Company shall have received an opinion of counsel satisfactory to it in form and substance that such sale or other disposition may be made without registration under the then-applicable provisions of the Securities Act, the related rules and regulations of the SEC and applicable state securities laws and regulations, or (ii) the sale or other disposition of the Deferred Shares shall be registered under a then-effective registration statement under the Securities Act and complies with all applicable registration requirements under state securities laws. The certificates representing the Deferred Shares may bear an appropriate legend giving notice of the foregoing restriction on transfer of the Deferred Shares and any other restrictive legend deemed necessary or appropriate by the Company.

     13.     Miscellaneous. (a) This Agreement shall be binding upon the heirs, executors, administrators, and successors of the parties. In particular, the Grantee’s heirs, executors, administrators, and successors shall be subject to the terms and conditions of the Plan and this Agreement, and the Company may require any such person to execute an agreement or other documents acknowledging and agreeing to such terms and conditions as a condition precedent to any transfer of the Deferred Shares into the name of any such person.

     [(b)] [Notwithstanding any other provision hereof, the shares shall also fully vest if and as provided in the Employment Agreement between the Grantee and the Company as amended from time to time, if and to the extent the Employment Agreement is in effect at the relevant time, and nothing herein shall limit any of the Grantee’s rights under the Employment Agreement. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto, other than the Employment Agreement.]

     [(b)][(c)] This Agreement may be amended, but no amendment, alteration, suspension, discontinuation, or termination of this Agreement which may impose any additional obligation upon the Company or impair the rights of the Grantee with respect to the Deferred Shares shall be valid unless in each instance such amendment, alternation, suspension, discontinuation, or termination is expressed in a written instrument duly executed in the name and on behalf of the Company and by the Grantee; provided, however, that, notwithstanding any other provision of the Plan or this Agreement to the contrary, the Company may, in its sole discretion, amend or terminate this Agreement, to the extent necessary to cause the provisions hereof to meet the requirements of Section 409A of the Code.

MUNICIPAL MORTGAGE AND EQUITY, L.L.C.
By:
Michael L. Falcone
President & Chief Operating Officer

Grantee:

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